Exhibit 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (“Amendment”) dated effective as of December 9, 2022 is made between DAKTRONICS, INC., a South Dakota corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”).

RECITALS:

A.Borrower and Lender executed a Credit Agreement dated November 15, 2016, as amended and/or restated from time to time (the “Agreement”). The Agreement has previously been amended by: (i) a First Amendment to Credit Agreement dated June 24, 2019, (ii) a Second Amendment to Credit Agreement dated November 15, 2019, (iii) a Third Amendment to Credit Agreement dated August 28, 2020, (iv) a Fourth Amendment to Credit Agreement dated March 11, 2021, (v) a Fifth Amendment to Credit Agreement dated April 29, 2022, (vi) an Amendment to Credit Agreement and Note dated August 16, 2022, and (vii) an Amendment to Credit Agreement and Note dated October 31, 2022.

B.Borrower also executed a Revolving Note dated November 15, 2016, as amended and/or restated from time to time (the “Note”). The Agreement, the Note, and all collateral and/or other documents, which may or may not be identified in the Agreement and Note, which evidence, supplement, secure or otherwise relate to the credit facility which is evidenced by the Agreement and Note, as amended and/or restated from time to time, are collectively referred to as the “Loan Documents.” The Loan Documents set forth the terms and conditions upon which Borrower obtained a loan from Lender in the principal amount of $35,000,000, as such amount has been or may be amended from time to time according to the terms of the Loan Documents.

C.Borrower has requested that Lender permit certain modifications to the Agreement as described below.

D.Lender has agreed to such modifications, but only upon the terms and conditions outlined in the Amendment.

In consideration of the mutual covenants contained herein and for other good and valuable consideration, Borrower and Lender agree as follows:

ADDITIONS, DELETIONS OR CHANGES IN TERMS

The following provisions are added to the Agreement or, if so indicated below, specified provisions of the Agreement and Note are modified, in part, or deleted or performance thereof is waived to the extent provided below. If any provision or partial provision added below already exists in the Agreement, such provision is restated in its entirety. Capitalized terms used in the Amendment and not otherwise defined herein will have the meanings ascribed to them in the Agreement.

Definitions. The following defined terms in Section 1.1 of the Credit Agreement are amended and restated to read:

“Adjusted Fixed Charge Coverage Ratio” means, with respect to any fiscal period of determination with respect to the Borrower, the ratio of:

{04922482.1}

(a)     EBITDAR minus the sum of (i) income tax expense (but excluding cash used to repurchase any stock and, effective with the fiscal quarter ending October 29, 2022, excluding income tax expense associated with any change in deferred tax asset valuation allowances related to the going concern disclosure), (ii) cash dividends and (iii) the MCAPEX Reserve to

(b)     interest expense or cash interest plus all required principal payments on indebtedness including, but not limited to, all principal payments on acquisition related contingent liabilities, all payments with respect to Capitalized Lease Obligations, and rent expense.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrower and its Subsidiaries.

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Anti-Corruption Laws; Sanctions. Section 5.17 of the Agreement is amended and restated to read:

5.17     Anti-Corruption Laws; Sanctions. Borrower, its Subsidiaries and their respective directors, officers, and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its Subsidiaries or any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this, Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic).

Financial Reporting. Section 6.1 of the Agreement is amended and restated to read:

6.1. Financial Reporting. Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to Lender:

(a)     Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audit report, with no going concern modifier, certified by independent certified public accountants acceptable to Lender, prepared in accordance with GAAP on a consolidated basis for Borrower and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by the accountants.

(b)     Within 20 days after the close of each fiscal month beginning with the fiscal month ending December 31, 2022, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements (including sufficient detail for independent calculation of the financial covenants set forth in Section 6.16) and a statement of cash flows for the period from the beginning of such fiscal year to the end of such period, all certified by Borrower’s chief financial officer.

(c)     Within 20 days after the close of each fiscal month beginning with the fiscal month ending December 31, 2022 or upon request by Lender, a plan and forecast (including a projected consolidated balance sheet, income statement, and funds flow statement) of the Borrower for such fiscal year and a monthly comparison to budget.

(d)     Within 20 days after the close of each fiscal month beginning with the fiscal month ending December 31, 2022 or upon request by Lender, an accounts receivable aging report, an accounts payable aging report, and a detailed inventory report by location including a description of the inventory and its age.

(e)     A bi-weekly 13-week cash flow forecast by 4:00 PM on the following Monday following the bi-weekly period. When Monday is an observed federal holiday, the report will be due by 4:00 PM on the following Business Day.

(f)     Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(g)     Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission.

(h)    Such other information (including non-financial information and environmental reports) as Lender may from time to time reasonably request.

(i)     Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) will be deemed to have been furnished on the date on which Lender receives notice that Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to Lender without charge; provided that Borrower will give notice of any such filing to Lender. Notwithstanding the foregoing, Borrower will deliver paper or electronic copies of any such financial statement to Lender if Lender requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by Lender.

If any information which is required to be furnished to Lender under this Section 6.1 is required by law or regulation to be filed by Borrower with a government body on an earlier date, then the information required hereunder will be furnished to Lender at such earlier date.

Use of Proceeds. Section 6.2 of the Agreement is amended and restated to read:

6.2     Use of Proceeds. Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Credit Extensions to purchase or carry any “margin stock” (as defined in Regulation U). Borrower will not, directly or indirectly, use the proceeds of the Loans or any Facility LC, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Facility LC, whether as administrative agent, arranger, issuing bank, Lender, underwriter, advisor, investor, or otherwise).

Compliance with Laws. Section 6.7 of the Agreement is amended and restated to read:

6.7     Compliance with Laws and Material Contracts. Borrower will, and will cause each Subsidiary to, (a) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (b) perform in all material respects its obligations under material agreements to which it is a party. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower will not use or allow any tenants or subtenants to use, or permit any Subsidiary to use or allow any tenants or subtenants to use, its Property for any business activity that violates any applicable federal or state law or that supports a business that violates any federal or state law.

Anti-Money Laundering Compliance. Section 6.18 of the Agreement is amended and restated to read:

6.18     Anti-Money Laundering and PATRIOT Act Compliance. Borrower will, and will cause each Subsidiary to, provide such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with anti-money laundering laws and regulations and the PATRIOT Act.

Equity Investments. Section 6.20 of the Agreement is amended and restated to read:

6.20     Equity Investments. Borrower will not, without the prior written consent of Lender, make any purchases of equity investments until its going concern disclosure is removed. After Borrower’s going concern disclosure is removed, Borrower will not make purchases of equity investments which exceed $3,000,000 within a 12-month period, determined as of the end of each fiscal quarter for the then most-recently ended four (4) fiscal quarters, without the prior written approval of Lender.

Additional Covenants. The following sections are added to the Agreement:

6.21     Financial Consultant. Upon Lender’s request, Borrower will engage a financial consultant approved by Lender with a scope of services satisfactory to Lender. Lender will have access to the consultant and all work product.

6.22     Restriction on Indebtedness. Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except:

(a) any indebtedness owing to Lender and its affiliates; and

(b) indebtedness to Bank of America, N.A. which is outstanding on the date of this Amendment as described in an Intercreditor Agreement between Lender and Bank of America, N.A. dated November 16, 2016 (as amended by Amendment No. 1 to Intercreditor Agreement dated November 15, 2019 and Amendment No.2 to Intercreditor Agreement dated May 23, 2022).

6.23     Restriction on Liens. Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy or security interest in any of Borrower’s real or personal property, including cash, whether now owned or hereafter acquired, except:

(a) liens in favor of Lender and its affiliates;

(b)     taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided;

(c) liens consisting of deposits or pledges made in ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation; and

(d) other liens disclosed in writing to Lender prior to the date of this Amendment.

6.24 Restriction on Contingent Liabilities. Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except (i) pursuant to the deposit and collection of checks and similar matters in the ordinary course of business; and (ii) guaranties or other contingent liabilities in favor of Lender and its affiliates.

6.25     Restriction on Repurchases and Dividends. Borrower will not, without the prior written consent of Lender, redeem, repurchase, or retire any of the capital stock or other equity interests in Borrower or declare or pay any dividends or make any other payments or distributions of a similar type or nature including withdrawal distributions.

MISCELLANEOUS TERMS

Release. In consideration for Lender’s modification and to induce Lender to enter into this Amendment, Borrower, for and on behalf of itself and its shareholders, directors, officers, employees, agents, successors and assigns, waives, releases, relinquishes and forever discharges Lender, its parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors, and assigns (collectively, the “Released Parties”) of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies and executions of whatsoever kind, nature and/or description including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, asserted, or unasserted, liquidated or unliquidated, fixed or contingent, direct or indirect, which Borrower or its shareholders, directors, officers, employees, agents, successors and assigns ever had or now has or may claim to have against any of the Released Parties with respect to any matter whatsoever including, without limitation, the Loan Documents, the administration of any Loan Documents, the negotiations relating to this Amendment, and the other Loan Documents executed in connection herewith and any other instruments and agreements executed by Borrower. Borrower agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any claim released herein.

Effectiveness of Prior Documents. Except as specifically modified by this Amendment, the Agreement, and the other Loan Documents will remain in full force and effect in accordance with their respective terms. Borrower acknowledges the Agreement and the other Loan Documents remain the legal and binding obligations of Borrower, free of any claim, defense, or offset. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

No Waiver of Defaults. This Amendment will not be construed as or be deemed to be a waiver by Lender of existing defaults by Borrower, whether known or undiscovered.

Authorization. The officers signing on behalf of the Borrower represent and warrant that the execution and delivery of this Amendment has been fully authorized by all necessary company action.

Counterparts. The Amendment may be signed in any number of counterparts, each of which will be considered an original, but when taken together will constitute one document.

Further Assurances. Borrower will promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation of any Loan Document. Promptly upon request by Lender, Borrower will also do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted now or hereafter intended to be granted to Lender under any Loan Document or under any other instrument executed in connection with any Loan Document or that Borrower may be or become bound to convey, mortgage or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. Borrower will furnish to Lender evidence satisfactory to Lender of every such recording, filing or registration.

Copies; Electronic Records. Borrower acknowledges the receipt of a copy of the Amendment and all other Loan Documents. Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Amendment, and any or all of the Loan Documents. Lender may store each such electronic image in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity, and enforceability as the paper original. To the extent permitted by law, Borrower and Lender agree that Lender may convert the Note into a “transferable record” or the equivalent thereof as defined in applicable law and that such transferable record will be the authoritative copy of the Note. Lender, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE TO
SIXTH AMENDMENT TO CREDIT AGREEMENT

BORROWER:

DAKTRONICS, INC.

By /s/ Reece A. Kurtenbach
Reece A. Kurtenbach
Chief Executive Officer

By /s/ Sheila M. Anderson
Sheila M. Anderson
Chief Financial Officer

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By /s/ Marie Fredrickson
Marie Fredrickson
Senior Vice President